Exhibit 10.24

OCUHUB LLC

2015 EQUITY INCENTIVE PLAN

NOTICE OF PROFITS INTEREST GRANT

You have been granted Units (as defined in the LLC Agreement) intended to be treated as Profits Interests of OcuHub LLC (the “Company”) as consideration for the provision of services to or for the benefit of the Company pursuant to the terms of the attached Profits Interest Grant Agreement. The principal terms of the grant are as follows:

Name of Participant:	Elias Vamvakas

Total Number of Profits Interests:	333

Profits Interest Threshold applicable to Profits Interests:	$1,850,000

Date of Grant:	October 1, 2015

Vesting Commencement Date:	Fully Vested

Vesting Schedule:	The Profits Interests are fully vested as of the date of grant.

By your signature and the signature of the Company’s representative on the Profits Interest Grant Agreement, you and the Company agree that the Profits Interests are granted under and governed by the terms and conditions of your particular Profits Interest Grant Agreement, the OcuHub LLC 2015 Equity Incentive Plan and the Company’s limited liability company agreement, as amended, modified and/or restated from time to time (the “LLC Agreement”), each of which are attached to and made a part of this document.

THE PROFITS INTERESTS GRANTED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. THE PARTICIPANT HEREBY AGREES THAT ALL PROFITS INTERESTS GRANTED PURSUANT TO THIS AGREEMENT SHALL BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT.

OCUHUB LLC

2015 EQUITY INCENTIVE PLAN:

PROFITS INTEREST GRANT AGREEMENT

THIS PROFITS INTEREST GRANT AGREEMENT (the “Agreement”) is entered into as of October 1, 2015, by OcuHub LLC, a Delaware limited liability company (the “Company”) and Elias Vamvakas (the “Participant”).

SECTION 1. Grant of Profits Interests.

(a) Profits Interests. On the terms and conditions set forth in the Notice of Profits Interest Grant and this Agreement, the Company grants to the Participant on the Date of Grant the number of Common Units as Profits Interests (the “Profits Interests”) set forth in the Notice of Profits Interest Grant. The Profits Interests granted under this Agreement are intended to meet the definition of a “profits interest” in I.R.S. Revenue Procedure 93-27 and with I.R.S. Revenue Procedure 2001-43. Accordingly, at the time the Profits Interests are granted, such Profits Interests will not give the Participant a share of the proceeds if the Company’s assets were sold at fair market value and the proceeds of such disposition were distributed in complete liquidation of the Company, but give the holder a right to share in the appreciation in the value of the Company from the date of receipt forward.

(b) Profits Interest Threshold. The Profits Interest Threshold applicable to the Profits Interests shall be the amount set forth in the Notice of Profits Interest Grant.

(c) Member of the Company. Upon the Date of Grant set forth in the Notice of Profits Interest Grant, to the extent that the Participant is not already a Member of the Company, the Participant shall be admitted as a Member of the Company, subject to the terms of the LLC Agreement. Participant will execute and deliver a counterpart signature page to the LLC Agreement in connection herewith.

(d) Plan and LLC Agreement. The Profits Interests are granted pursuant to the Plan and pursuant to the LLC Agreement, a copy of each of which the Participant acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. In the event of any conflict between the terms of the Plan and this Agreement, the Plan shall prevail. As a condition of grant of the Profits Interests and upon signing this Agreement, the Participant shall become a party to the LLC Agreement for all purposes. The Participant acknowledges that he or she (i) has read the LLC Agreement, the Plan and this Agreement, (ii) accepts and agrees to be bound by the terms of the LLC Agreement, the Plan and this Agreement, and (iii) assumes all of the rights and obligations of a Member of the Company. Schedule A of the LLC Agreement shall be amended to reflect (i) the grant of Profits Interests to the Participant under this Agreement and (ii) any forfeiture of Profits Interests by the Participant.

(e) Withholding Taxes. The Participant shall make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the grant of Profits Interests under this Agreement or distributions with respect to such Profits Interests. The Participant also shall make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of the Profits Interests.

(f) Form W-9. If requested by the Company, the Participant shall deliver to the Company a completed Substitute Form W-9. A Substitute Form W-9 is attached to this Agreement as Exhibit I.

(g) Defined Terms. Unless otherwise defined herein (including in Section 13 of this Agreement), the terms defined in the Plan shall have the same defined meanings in this Agreement.

SECTION 2. Forfeiture of Profits Interests.

(a) Surrender. Until the Profits Interests vest in accordance with Subsection (b) below, all non-vested Profits Interests shall be “Restricted Interests.” Upon the termination of Service of the Participant, the Participant’s Restricted Interests shall be surrendered to the Company without payment or consideration therefor. The Company, however, may elect, in its sole and absolute discretion (and without any obligation whatsoever) to allow the Participant to retain all or a portion of the Restricted Interests.

(b) Vesting. The Profits Interests shall vest and shall become “Vested Interests” as provided in the Vesting Schedule of the Notice of Profits Interest Grant.

(c) Escrow. Upon issuance, the certificate(s) (if any) for Restricted Units shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any additional or exchanged securities or other property described in Subsection (f) below shall immediately be delivered to the Company to be held in escrow. All ordinary cash distributions on Restricted Interests (or on other securities held in escrow) shall be paid directly to the Participant and shall not be held in escrow. Restricted Interests, together with any other assets held in escrow under this Agreement, shall be (i) surrendered to the Company upon forfeiture of such Restricted Interests or (ii) released to the Participant upon his or her request to the extent that the Profits Interests have become Vested Interests (but not more frequently than once every six months). In any event, all Vested Interests, together with any other vested assets held in escrow under this Agreement, shall be released within ninety (90) days after the earlier of (i) the termination of the Participant’s Service or (ii) the Vesting of all of the Profits Interests.

(d) Distributions. The Participant will receive distributions (i.e., payments from the Company) in respect of the Profits Interests at such times and in such amounts as will be determined by the Company in its sole and absolute discretion and in accordance with the LLC Agreement.

(e) Termination of Rights as to Forfeited Restricted Interests. The Participant shall have no rights with respect to any Restricted Interests that are forfeited to the Company. Such Restricted Interests shall be deemed to have been forfeited pursuant to this Section 2, whether or not the certificate(s) (if any) for such Restricted Interests have been delivered to the Company and whether or not the Company takes any action.

(f) Additional or Exchanged Securities and Property. In the event that any recapitalization, reorganization, merger, split-up, spin-off, subdivision or combination of Units, repurchase, or exchange of Units or other securities of the Company, or other change in the capital structure of the Company affecting the Units occurs, appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Restricted Interests. Any Restricted Interests shall immediately be subject to the same vesting provisions that were applicable to such Restricted Interests prior to the adjustment described in this Subsection (f).

SECTION 3. No Registration Rights. The Company may, but shall not be obligated to, register or qualify the sale of Profits Interests under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Profits Interests under this Agreement to comply with any law.

SECTION 4. Restrictions On Transfer.

(a) Transfer of Profits Interests. The Participant shall not sell, pledge, assign, hypothecate, or otherwise transfer any Profits Interests without the Company’s written consent.

(b) LLC Agreement. Profits Interests granted under this Agreement shall be subject to the further transfer provisions of the LLC Agreement.

(c) Market Stand-Off.

(i) Neither the Participant nor any holder of the Profits Interests acquired under this Agreement (either, a “Holder”) shall sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Profits Interests acquired under this Agreement (or other equity securities of the Successor Entity) held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the registration statement for the Company’s Initial Public Offering filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described in this Section 4(c) shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with appropriate legends with respect to the Company Securities (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Each Holder agrees to execute a market standoff agreement with such underwriters in customary form consistent with the provisions of this Section 4(c).

(ii) The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company, the Successor Entity or the underwriter which are consistent with Subsection (c)(i) or which are necessary to give further effect thereto. In addition, if requested by the Company, the Successor Entity or the representative of the underwriters of Profits Interests (or other securities) of the Company or the Successor Entity, the Participant shall provide, within ten (10) days of such request, such information as may be required by the Company, the Successor Entity or such representative in connection with the completion of any public offering of the Company’s or the Successor Entity’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Subsection (c) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.

(d) Securities Law Restrictions. Regardless of whether the offering and issuance of Profits Interests under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Profits Interests (including the placement of appropriate legends on Profit Interests certificates or the imposition of stop transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(e) Participant Representations. In connection with the issuance and acquisition of the under this Agreement, the Participant represents and warrants to the Company as follows:

(i) The Participant is acquiring and will hold the Profits Interests for investment for his or her account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(ii) The Participant understands that the Profits Interests have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Profits Interests must be held indefinitely, unless they are subsequently registered under the Securities Act or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Participant further acknowledges and understands that the Company is under no obligation to register the Profits Interests.

(iii) The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three month period not exceeding specified limitations. The Participant acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(iv) The Participant will not sell, transfer or otherwise dispose of the Profits Interests in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Participant agrees that he or she will not dispose of the Profits Interests unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Profits Interests and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Profits Interests under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Profits Interests under the securities laws or regulations of any State.

(v) The Participant has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Profits Interests, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Profits Interests.

(vi) The Participant is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Participant is able, without impairing his or her financial condition, to hold the Profits Interests for an indefinite period and to suffer a complete loss of his or her investment in the Profits Interests.

(f) Rights of the Company. The Company shall not be required to (i) transfer on its books any Profits Interests that have been sold or transferred in contravention of this Agreement or the LLC Agreement or (ii) treat as a Member of the Company or as the owner of Profits Interests, or otherwise to accord voting, distribution or liquidation rights to, any transferee to whom Profits Interests have been transferred in contravention of this Agreement or the LLC Agreement.

(g) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 4 shall be conclusive and binding on the Participant and all other persons.

SECTION 5. Adjustment of Profits Interests. In the event of any transaction described in Section 13(a) of the Plan, the number and class of Units granted as Profits Interests under this Agreement shall be adjusted as set forth in Section 13(a) of the Plan. In the event of a Dissolution, this Profits Interest Award shall be subject to the agreement governing the Dissolution (subject to Section 13(b) of the Plan) and the LLC Agreement.

SECTION 6. Successors And Assigns. Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Participant and the Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or the LLC Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof or of the LLC Agreement.

SECTION 7. No Retention Rights. Nothing in this Agreement shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 8. Tax Election. The acquisition of the Profits Interests may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election may be filed only within thirty (30) days after the date of grant. The form for making the Code Section 83(b) election is attached to this Agreement as Exhibit II. The Participant should consult with his or her tax advisor to determine the tax consequences of acquiring the Profits Interests and the advantages and disadvantages of filing the Code Section 83(b) election. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Code Section 83(b), even if the Participant requests the Company or its representatives to make this filing on his or her behalf.

SECTION 9. Legends. All certificates (if any) evidencing Profits Interests shall bear the following legends:

“THE INTERESTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. SUCH INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO ONE OR MORE EXEMPTIONS UNDER THE SECURITIES ACT AND/OR STATE LAW.

THE INTERESTS REPRESENTED HEREBY ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND OTHER OBLIGATIONS CONTAINED IN A LIMITED LIABILITY COMPANY AGREEMENT AND A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE INTERESTS (OR THE PREDECESSOR IN INTEREST TO THE INTERESTS), A COPY OF WHICH IS ON FILE WITH THE COMPANY AND WILL BE FURNISHED WITHOUT COST TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

If required by the authorities of any state in connection with the issuance of the Profits Interests, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

SECTION 10. Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company in accordance with this Section 10.

SECTION 11. Entire Agreement. The Notice of Profits Interest Grant, this Agreement, the Plan, and the LLC Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

SECTION 12. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 13. Definitions. Capitalized terms used in this Agreement without definition shall have the meanings given to them in the LLC Agreement. As used in this Agreement:

(a) “Date of Grant” shall mean the date specified in the Notice of Profits Interest Grant, which date shall be the later of (i) the date on which the Board resolved to grant the Profits Interests or (ii) the first day of the Participant’s Service.

(b) “Notice of Profits Interest Grant” shall mean the document so entitled to which this Agreement is attached.

(c) “Restricted Interests” shall mean Profits Interests granted under this Agreement that are not Vested Interests.

(d) “Service” shall mean service as an Employee, Director, Member or Consultant.

(e) “Successor Entity” means the Company’s successor in a Conversion or otherwise.

(f) “Vest” shall mean the times when Profits Interests cease to be subject to forfeiture to the Company in accordance with Section 2 of this Agreement and the Vesting Schedule of the Notice of Profits Interest Grant.

(g) “Vested Interests” shall mean Profits Interests granted under this Agreement that have vested in accordance with Section 2 of this Agreement and the Vesting Schedule of the Notice of Profits Interest Grant.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

PARTICIPANT:		OCUHUB LLC:

By:	/s/ Elias Vamvakas	By:	/s/ Barry Barresi
Name:	Elias Vamvakas	Name:	Barry Barresi
		Title:	Chief Executive Officer

OcuHub LLC

(Signature Page to Profits Interest Grant Agreement)

Exhibit I

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. person (including a U.S. resident alien).

Certification Instructions. — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of U.S. person►	Date

Exhibit II

SECTION 83(b) ELECTION

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name: Elias Vamvakas

Address: 3 Bridgewater Dr., Richmond Hills, ON Canada L4E 3N4

Social Security No.: __________________________________

(2)	The property with respect to which the election is made is 333 Units of OcuHub LLC (the “Company”).

(3)	The property was transferred on ____________, 2015.

(4)	The taxable year for which the election is made is the calendar year 2015.

The property is subject to forfeiture under the terms of an agreement between the taxpayer and the Company. The forfeiture restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

(5)	The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction that, by its terms, will never lapse) is $_____ per Unit.

(6)	The amount paid for such property is $_____ per Unit.

(7)	A copy of this statement was furnished to the person for whom taxpayer rendered the services underlying the transfer of such property.

(8)	This statement is executed on _________, 2015.

Signature of Taxpayer

The deadline for filing this election with the Internal Revenue Service is 30 days after the date of purchase. The election must be filed with the Internal Revenue Service Center where the Participant files his or her federal income tax returns. The filing should be made by registered or certified mail, return receipt requested. The Participant must (a) file a copy of the completed form with his or her federal tax return for the current tax year and (b) deliver an additional copy to the Company.